Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-145640) on Form S-8 of Communicate.com Inc. of our report dated March 6, 2007 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of Communicate.com Inc. for the year ended December 31, 2006.

DALE MATHESON CARR-HILTON LABONTE LLP

Vancouver, British Columbia

March 27, 2008